UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 28, 2013

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2013 and March 6, 2013, Globalwise Investments, Inc. (the “Company”), entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (as defined below) (the “Offering”). The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the exclusive placement agent for the Offering. In connection with the Offering, the Company paid the Placement Agent a cash payment of $268,000, which represented an 8% commission of the gross proceeds and approximately $28,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Placement Agent earned warrants to purchase 1,500,000 shares of Common Stock, which represented 10% of the shares of Common Stock sold in the Offering (the “Placement Agent Warrants”), which have an exercise price of $0.24 per share of Common Stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

Pursuant to the Purchase Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the SEC no later than May 29, 2013 covering the re-sale of the Common Stock shares sold in the Offering and the Common Stock shares issuable upon exercise of the Placement Agent Warrants. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement).

As of March 6, 2013, upon the issuance of the shares of Common Stock described herein, the Company has 47,362,047 shares of Common Stock issued and outstanding; and 1,848,214 shares reserved for issuance upon the exercise of outstanding warrants.

The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The foregoing descriptions of the Purchase Agreement and Placement Agent Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement and Placement Agent Warrants, copies of each of which are attached as exhibits 10.1 and 10.2, respectively, hereto.

Item 8.01. Other Events.

On March 6, 2013, the Company issued a press release disclosing that the Company completed a $3,000,000 private placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

10.1	Form of Securities Purchase Agreement between the Company and the Investors.
10.2	Form of Placement Agent Warrants between the Company and the Placement Agent.
99.1	Press release issued by the Company, dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement between the Company and the Investors.

10.2	Form of Placement Agent Warrants between the Company and the Placement Agent.

99.1	Press release issued by the Company, dated March 6, 2013.